Exhibit 5.1

[DLA PIPER LOGO]	DLA Piper US LLP 1221 S. MoPac Expressway, Suite 400 Austin, Texas 78746-7650 www.dlapiper.com

June 15, 2007

PROS Holdings, Inc.
3100 Main Street, Suite 900
Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel to PROS Holdings, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale of those certain shares of the Company's newly-issued Common Stock (the "Company Shares") and those certain additional shares of the Company's Common Stock held by certain stockholders of the Company (the "Selling Stockholders' Shares;" and collectively with the Company Shares, the "Shares"), as set forth in Company's registration statement (No. 333-141884) on Form S-1 filed with the Securities and Exchange Commission (the "SEC") on April 4, 2007 (as it may be amended and supplemented, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement and related prospectus, the Company's charter documents, as amended to date, and records of its corporate proceedings in connection with the issuance and sale of the Shares. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. Based on such review, we are of the opinion that (i) the Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable and (ii) the Company Shares, when issued by the Company in accordance with the related prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.

Sincerely,

/s/ DLA Piper US LLP

DLA Piper US LLP